EXHIBIT INDEX

EXHIBIT A:
Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT B:
Attachment to item 77Q1:
  1) Investment advisory and administration agreement
  2) Investment sub-advisory agreement
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:

                              RULE 10F-3 CHECK LIST

*INFORMATION WILL BE DISPLAYED IN THE FOLLOWING FORMAT:
DATE
COMPANY
UNDERWRITER
IPO / SECONDARY
SHARES
PRICE
COMMISSION
COMMISSION %
ALLOCATION % LIMIT?
H&Q BENEFICIAL HOLDING?


10/28/99
Triton PCS
Morgan Stanley
IPO
10,000
18.000
 1.260
7.0%
no
no


10/29/99
Akamai Technologies
Morgan Stanley
IPO
5,000
26.000
 1.820
7.0%
no
no


11/04/99
Cobalt
Goldman Sachs
IPO
2,000
22.000
 1.540
7.0%
no
no

11/10/99
ASD Systems
Bear Stearns
IPO
40,000
 8.000
 0.560
7.0%
no
no


11/10/99
SonicWall
Bear Stearns
IPO
 10,000
 14.000
 0.980
7.0%
no
no


11/17/99
Metasolv Software
Morgan Stanley
IPO
 2,000
 19.000
 1.330
7.0%
no
no


11/17/99
Agilent Technology
Morgan Stanley
IPO
 2,000
 30.000
 1.275
4.3%
no
no


11/17/99
Young & Rubicam
Bear Stearns
Sec
 10,000
 48.125
 1.560
3.2%
no
no


11/18/99
Cacheflo Inc.
Morgan Stanley
IPO
 2,000
 24.000
 1.680
7.0%
no
no


12/01/99
McAfee
Morgan Stanley
IPO
 2,000
 12.000
 0.840
7.0%
no
no


12/08/99
Agency.com Inc
Goldman Sachs
IPO
 1,500
 26.000
 1.820
7.0%
no
no


12/15/99
eCollege.com
Banc of America
IPO
 60,000
 11.00
 0.770
7.0%
no
no


12/16/99
Maxygen
Goldman Sachs
IPO
 500
 16.00
 1.120
7.0%
no
no


01/27/00
Extensity
Deutche Bank
IPO
 500
 20.00
 1.400
 7.00
no
no


01/28/00
Caminez
Deutche Bank
IPO
 1,000
 16.00
 1.120
 7.00
no
no


02/03/00
Centra Software
Robertson Stephens
IPO
 10,000
 14.00
 0.980
 7.00
no
no


02/11/00
Digex
Bear Stearns
Sec
 10,000
 90.000
 4.050
 4.50
no
no


02/11/00
Web Methods
Friedman Billings & Ramsey
IPO
 100
 35.000
 2.450
 7.00
no
no


02/11/00
Web Methods
Morgan Stanley
IPO
 1,000
 35.000
 2.450
 7.00
no
no


02/14/00
Diversa
Bear Stearns
IPO
 10,000
 24.000
 1.000
 4.17
no
no


02/15/00
Broadbase Software
Goldman Sachs
Sec
 10,000
 95.000
 4.750
 5.00
no
no


02/15/00
Savvis Communications
Morgan Stanley
IPO
 1,000
 24.000
 1.440
 6.00
no
no


02/25/00
Hotel Reservations
Donaldson Lufkin Jenrette
IPO
 15,000
 16.000
 1.120
 7.00
no
no


03/01/00
American Superconductor
Banc of America
Sec
 2,500
62.500
 2.160
 3.46
no
no


03/01/00
Palm
Goldman Sachs
IPO
 2,000
 38.000
 1.995
 5.25
no
no


03/09/00
OraPharma, Inc
Robertson Stephens
IPO
 20,000
 18.000
 1.260
 7.00
no
no


03/14/00
FairMarket
Deutche Bank
IPO
 1,000
 17.000
 0.710
 4.18
no
no


03/17/00
Integrated Silicon Solutions
Robertson Stephens
IPO
 50,000
 15.000
 1.050
 7.00
no
no


                                   UNDERWRITING

*INFORMATION WILL BE DISPLAYED IN THE FOLLOWING FORMAT:
TRADE DATE
ISSUER
LEAD/CO-MGR
UNDERWRITER
OFF PRICE
SHARES OFFERED (MM)
TOTAL AMT OFFERED (MM)
IPO (Y/N)


10/27/99
Triton PCS Holdings, Inc.
MS, LEHMAN, SSB, FUSEC, JPMORG
Abn Amro Incorporated, Bear, Stearns & Co., CIBC World
 Markets, Credit Lyonnais Securities, Chase H&Q, Hoak
 Breedlove Wesneski & Co., Janney Montgomery Scott LLC,
 Edward D. Jones & Co., L.P., Merrill Lynch & Co., Scott &
 Stringfellow, Inc., Wit SoundView
18
10
180
Y


10/28/99
Akamai Technologies, Inc.
MS, DLJ, SSB, WEISEL
Adams, Harkness & Hill Inc., Credit Suisse First Boston,
 Dain Rauscher Wessels, First Union Securities, Inc., Chase
 H&Q, Edward D. Jones & Co., L.P., Charles Schwab & Co.,
 Inc., Wit SoundView
26
9
234
Y


10/28/99
Allied Riser Communications
GS, ML, DLJ, WEISEL
Banc of America Securities, Bear, Stearns & Co., Deutsche
 Banc Alex. Brown, Chase H&Q, Edward D. Jones & Co., L.P.,
 J.C. Bradford & Co., Dain Rauscher Wessels, Doley
 Securities, Inc., Stephens Inc., Stifel, Nicolaus &
 Company, WIT Capital Corporation
18
15.75
283.5
Y


11/04/99
Cobalt Networks, Inc.
GS, ML, RS, SOUNDV
A.G. Edwards & Sons, Inc., Bear, Stearns & Co., Edward D.
 Jones & Co., L.P., First Union Securities, Inc., Chase H&Q,
 Wasserstein Perella Securities, Inc., Dain Rauscher
 Wessels, Nesbitt Burns Securities Inc., Raymond James &
 Associates, Inc., Stifel, Nic
22
5
110
Y


11/10/99
ASD Systems, Inc.
BEAR, PS, FRDMAN, EOFF
Banc of America Securities, Donaldson, Lufkin & Jenrette,
 Chase H&Q, Lehman Brothers, Wit SoundView, Axiom Partners
 Inc., Joseph Charles & Associates, First Southwest Company,
 Gaines, Berland Inc., Harris Webb & Garrison, Hoak
 Breedlove Wesneski & Co., Jo
8
5
40
Y


11/10/99
SonicWALL, Inc.
BEAR, HQ, WEISEL
Banc of America Securities, Robertson Stephens, CIBC World
 Markets, Credit Suisse First Boston, A.G. Edwards & Sons, Inc., SG Cowen Securities Corporation, Wit SoundView, Cantor, Weiss & Friedner, Inc., FAC/Equities, Gerard Klauer Mattison & Co.,Inc., Jef
14.00
4
56.00
Y


11/17/99
Agilent Technologies, Inc.
MS, GS, CSFB, ML, SSB, BEAR, JPMORG, LEHMAN, COWEN
Abn Amro Incorporated, Robertson Stephens, The Buckingham
 Research Group Incorporated, Deutsche Banc Alex. Brown,
 Chase H&Q, Williams Capital Group, L.P. (The)
30
72
2,160.00
Y


11/17/99
MetaSolv Software
MS, RS, JEFFER
Dain Rauscher Wessels, Donaldson, Lufkin & Jenrette, First
 Union Securities, Inc., Chase H&Q, Edward D. Jones & Co.,
 L.P., Wit SoundView
19
5
95
Y


11/18/99
CacheFlow Inc
MS, CSFB, DAIN
Robertson Stephens, William Blair & Company, Chase H&Q,
 Edward D. Jones & Co., L.P., Brad Peery Inc., Salomon Smith Barney Inc., SG Cowen Securities Corporation, Volpe Brown Whelan & Company, LLC, Warburg Dillon Read, Thomas Weisel Partners L.L.C.
24
5
120
Y


12/01/99
McAfee.com
MS, HQ, RS
Dain Rauscher Wessels, First Union Securities, Inc., Edward
 D. Jones & Co., L.P., Needham & Company, Inc., Brad Peery
 Inc., SG Cowen Securities Corporation, Thomas Weisel
 Partners L.L.C.
12.00
6.25
75.00
Y


12/08/99
Agency.com
GS, SSB, HQ
Edward D. Jones & Co., L.P., Prudential Securities, SG
 Cowen Securities Corporation, Robert W. Baird & Co.
 Incorporated, Chapman Co., Dain Rauscher Wessels, Freidman,
 Billings, Ramsey, Legg Mason Wood Walker Incorporated,
 McDonald Investments, Inc., Sands
26.00
5.9
153.40
Y


12/14/99
Ecollege.com
MONTG, BLAIR, PS
Bear, Stearns & Co., Donaldson, Lufkin & Jenrette, Chase
 H&Q, Barrington Research Associates, Inc., Cruttenden Roth
 Incorporated, Hanifen, Imhoff Inc., John G. Kinnard and
 Company, Incorporated, McDonald Investments, Inc., Pacific
 Crest Securities Inc, Sa
11
5
55
Y


12/15/99
Maxygen Inc
GS, RS, INVEMD
Dain Rauscher Wessels, First Security/Van Kasper & Company,
 Chase H&Q, Edward D. Jones & Co., L.P., Merrill Lynch &
 Co., Pacific Growth Equities, Prudential Securities, Punk,
 Ziegel & Co., Salomon Smith Barney Inc., Warburg Dillon
 Read, WIT Capital Corpor
16
6
96
Y


12/15/99
Z-Tel Technologies Inc
WEISEL, CSFB, JCBRAD, STEPHE
Bear, Stearns & Co., Deutsche Banc Alex. Brown, First Union
 Securities, Inc., Chase H&Q, Merrill Lynch & Co., Salomon
 Smith Barney Inc., Dain Rauscher Wessels, Gerard Klauer
 Mattison & Co.,Inc., Legg Mason Wood Walker Incorporated,
 U.S. Bancorp Piper Jaff
17
6
102
Y


01/27/00
Extensity Inc
ALEX, BEAR, HQ
Banc of America Securities, Donaldson, Lufkin & Jenrette,
 Robertson Stephens, Goldman, Sachs & Co., Prudential
 Securities, Wit SoundView, Adams, Harkness & Hill Inc.,
 FAC/Equities, Josephthal & Company Inc., Legg Mason Wood
 Walker Incorporated, Edgar M. N
20.00
4
80.00
Y


01/28/00
Caminus Corp
ALEX, BEAR, OPP
Banc of America Securities, Chase H&Q, Donaldson, Lufkin &
 Jenrette, Robertson Stephens, Morgan Stanley Dean Witter, Salomon Smith Barney Inc., SG Cowen Securities Corporation, Wit SoundView, Adams, Harkness & Hill Inc., Jefferies & Company, Inc., Josepht
16
4.372
69.952
Y


02/03/00
Centra Software Inc
RS, HQ, DAIN
Adams, Harkness & Hill Inc., E*OFFERING, Fidelity Capital
 Markets Company, Freidman, Billings, Ramsey, Suntrust
 Equitable Securities, Tucker Anthony Cleary Gull, H.C.
 Wainwright Co., Inc.
14.00
5
70.00
Y


02/10/00
webMethods Inc
MS, ML, DAIN, FRDMAN
Chase H&Q, First Union Securities, Inc., Edward D. Jones &
 Co., L.P., Legg Mason Wood Walker Incorporated, McDonald
 Investments, Inc., Wit SoundView
35
4.1
143.5
Y


02/11/00
Digex Incorporated (New)
BEAR, SSB, CSFB, DLJ, MS, LEGG, PW
Banc of America Securities, Chase H&Q, CIBC World Markets,
 Deutsche Banc Alex. Brown, First Union Securities, Inc.,
 Robertson Stephens, Lehman Brothers, Merrill Lynch & Co.,
 J.P. Morgan Securities, Wasserstein Perella Securities,
 Inc., Thomas Weisel Partn
90
11
990
N


02/14/00
Diversa Corp
BEAR, HQ, ALEX
Donaldson, Lufkin & Jenrette, ING Barings, Merrill Lynch &
 Co., Morgan Stanley Dean Witter, Robertson Stephens,
 Salomon Smith Barney Inc., SG Cowen Securities Corporation,
 Warburg Dillon Read, Aegis Capital Corp., Dain Rauscher
 Wessels, Gerard Klauer Matt
24.00
7.25
174.00
Y


02/14/00
Savvis Communications Corp.
ML, MS, BEAR, MONTG, OPP
Chase H&Q, Donaldson, Lufkin & Jenrette, ING Barings,
 Edward D. Jones & Co., L.P., Lazard Freres & Co. LLC,
 Wasserstein Perella Securities, Inc., Robert W. Baird & Co.
 Incorporated, Ferris, Baker Watts Incorporated, Janney
 Montgomery Scott LLC, Josephthal
24
17
408
Y


02/15/00
Broadbase Software, Inc.
GS, ALEX, DAIN, WEISEL
Robertson Stephens, Chase H&Q, Merrill Lynch & Co.,
 Prudential Securities, The Seidler Companies, Sutro & Co.
 Incorporated, Tucker Anthony Cleary Gull, U.S. Bancorp
 Piper Jaffray Inc., Wit SoundView
95
3
285
N


02/25/00
Hotel Reservations Network Inc
DLJ, ALLEN, BEAR, WEISEL, DLJDIR
Chase H&Q, Credit Suisse First Boston, A.G. Edwards & Sons,
 Inc., Goldman, Sachs & Co., ING Barings, Lazard Freres &
 Co. LLC, Merrill Lynch & Co., PaineWebber Incorporated,
 Prudential Securities, Salomon Smith Barney Inc., SG Cowen
 Securities Corporation,
16
5.4
86.4
Y


02/29/00
American Superconductor Corp.
MONTG, OPP, RS
Chase H&Q, Merrill Lynch & Co., Morgan Stanley Dean Witter,
 Adams, Harkness & Hill Inc., FAC/Equities, H.C. Wainwright
 Co., Inc., Josephthal & Company Inc.
62.5
3.5
218.75
N


                                EXCEPTIONS

*INFORMATION WILL BE DISPLAYED IN THE FOLLOWING FORMAT:
DATE
COMPANY
UNDERWRITER
IPO / SECONDARY
SHARES
PRICE
COMMISSION
COMMISSION %
ALLOCATION % LIMIT?
H&Q BENEFICIAL HOLDING?


10/28/99
Triton PCS
Morgan Stanley
IPO
 10,000
 18.000
 1.260
7.0%
no
no


12/15/99
Z Tel Technology
Thomas Weisel
IPO
 5,000
 17.000
 1.190
7.0%
no
no


10/29/99
Allied Riser
Goldman Sachs
IPO
 3,000
 18.000
 1.080
6.0%
no
no


03/17/00
Netpliance
Donaldson Lufkin Jenrette
IPO
 5,000
 18.000
 1.260
 7.00
no





EXHIBIT B:

INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

AGREEMENT made as of December 8, 1999 between HAMBRECHT & QUIST FUND TRUST, a Delaware business trust
(herein called the "Trust"), and HAMBRECHT & QUIST FUND
MANAGEMENT, LLC, a California limited liability company and registered investment adviser ("HQFM").

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company
Act of 1940, as amended (1940 Act"); and

WHEREAS, the Trust desires to retain HQFM to furnish investment advisory and administrative services to the H&Q
IPO & Emerging Company Fund, a series of the Trust (the
"Fund");

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints HQFM to act as investment adviser and administrator to the Fund for the period and on the terms set forth in this Agreement.
HQFM accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. Delivery of Documents.  The Trust has furnished
HQFM with copies properly certified or authenticated of each of the following:

(a) the Trust's Agreement and Declaration of
Trust, as filed with the Secretary of State of the State of Delaware on June 7, 1999, and all amendments thereto or restatements thereof (such Agreement and Declaration of Trust, as presently in effect and as it shall from time to time be amended or restated, herein called the "Declaration of Trust");

(b) the Trust's By-Laws and amendments thereto
(the "By-Laws");

(c) resolutions of the Trust's Trustees (the
"Trustees") authorizing the appointment of HQFM and approving this Agreement;

(d) the Trust's Notification of Registration on
Form N-8A under the 1940 Act, as filed with the Securities and Exchange Commission ("SEC") on June 11, 1999, and all amendments thereto;

(e) the Trust's Registration Statement on Form
N-1A under the Securities Act of 1933, as amended ("1933
Act") (File No. 333-80473), and under the 1940 Act (File
No. 811-09383), as filed with the SEC on June 11, 1999, and all amendments thereto insofar as such Registration
Statement and amendments relate to the Fund; and

(f) the Trust's most recent prospectuses and statement of additional information for the Fund (such prospectuses and statement of additional information, as presently in effect, and all amendments and supplements thereto, herein collectively called the "Prospectus").
The Trust will furnish HQFM from time to time with copies of all amendments of or supplements to the foregoing.

3. Services. Subject to the supervision of the Trustees, HQFM will monitor or perform for the Fund all aspects of the operations of the Fund, except for those performed by the distributor for the Fund. More particularly, HQFM will furnish an investment program in respect of the Fund, determine what securities and other investments will be purchased, retained or sold by the Fund and place orders for the purchase and sale of these investments; maintain office facilities for the Fund; furnish statistical and research data, clerical services and stationery and office supplies; help prepare filings and reports for the Fund; and generally assist the Fund's other service providers in all aspects of the administration of the Fund.

Subject to the provisions of the Declaration of Trust and the 1940 Act, HQFM, at its expense, may select and contract with one or more investment sub-advisers (the "Sub-Advisers") for the Fund. HQFM may also delegate or subcontract some or all of HQFM's other duties under this Agreement.

HQFM further agrees that it:

(a) will monitor the Fund's investments and will comply with the provisions of the Declaration of Trust, the By-Laws and the Fund's stated investment objectives, policies and restrictions, as they may be amended from time to time;

(b) will comply with all applicable federal and state statutes, rules and regulations pertaining to its services under this Agreement;

(c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with an underwriter, market maker, or broker or dealer. In placing orders with brokers and dealers, HQFM will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers are comparable, HQFM may, in its discretion, purchase or sell portfolio securities through brokers who provide HQFM with research advice and other services. In no instance will portfolio securities be purchased or sold through, from or to HQFM or any Sub-Adviser, or any affiliated person of the Trust, HQFM, or any Sub-Adviser, except as may be permitted under the 1940 Act;

(d) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where HQFM (i) may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) is requested to divulge such information by duly constituted authorities or (iii) is so requested by the Trust;

(e) will not make loans to any person to purchase or carry units of beneficial interest in the Trust or make loans to the Trust;

(f) will direct its personnel, when making investment recommendations for the Trust, not to inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's accounts are customers of HQFM, any Sub-Adviser or their affiliates. In dealing with such customers, HQFM and its affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust;

(g) will provide regular written reports to the Trustees (including, without limitation, reports on the general investment strategy of the Fund, the performance of the Fund in relation to standard industry indices and general conditions affecting the equity markets), will make appropriate persons available for the purpose of reviewing such reports with the Trustees on a regular basis at reasonable times, and will provide various other written and oral reports from time to time as requested by the Trustees; and

(h)	will vote proxies received by it in
connection with securities held by the Fund consistent with its fiduciary duties hereunder.

4. Books and Records. HQFM hereby agrees to maintain and preserve all accounts, books and records required under the 1940 Act and the Investment Advisers Act of 1940 and rules thereunder with respect to HQFM's duties hereunder. HQFM understands and agrees that all records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request.

5. Expenses. During the term of this Agreement, HQFM will pay all expenses incurred by it in connection with its activities under this Agreement, including, without limitation, all compensation of any Sub-Adviser and any person employed by or associated with HQFM to assist in the performance of HQFM's obligations under this Agreement, whether or not such person is also an officer or employee of the Trust. Other expenses incurred in the operation of the Fund, including, without limitation, taxes, interest, brokerage fees and commissions, fees of Trustees who are not officers, directors, shareholders, members or employees of HQFM or any Sub-Adviser or any affiliate thereof, SEC and state "blue sky" fees, costs of pricing portfolio securities, fees of the Fund's investment adviser, distributor, administrator, accounting agent, transfer and dividend disbursing agent, custodian and other service providers, insurance premiums, outside auditing and legal expenses, costs of maintaining the Trust's existence as a Delaware business trust, typesetting and printing prospectuses for regulatory purposes and for distribution to current shareholders of the Fund, costs of shareholders' and Trustees' reports and meetings and any extraordinary expenses, will be borne by the Fund.

6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Trust will pay HQFM, and HQFM will accept as full compensation therefor, an advisory fee, accrued daily and payable monthly in arrears, of sixty-five one hundredths of one percent (0.65%) of the Fund's average daily net assets. From time to time, HQFM may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement. Through December 31, 2000, HQFM will waive its advisory fee and reimburse expenses so that the total annual operating expenses of the Class A shares of the Fund will not exceed 1.60%, the total annual operating expenses of the Class B shares of the Fund will not exceed 2.30% and the total annual operating expense of the Common Class shares of the Fund will not exceed 1.60%, of such class's average daily net assets.

7. Services to Others.  The Trust understands that
HQFM may in the future act as an investment adviser, sub-investment adviser, and/or administrator to other accounts, including other investment companies. The Trust has no objection to HQFM's acting in such capacities, provided that whenever the Fund and one or more other investment accounts advised by HQFM have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by HQFM to be equitable to each account. The Trust recognizes that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. In addition, the Trust understands that the persons employed by HQFM to assist in HQFM's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of HQFM or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8. Year 2000 Compliance. HQFM, or its affiliates on behalf of HQFM, have (i) initiated a review and assessment of all areas within HQFM's business and operations (including those affected by its suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by HQFM (or its suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and
(iii) to date, implemented that plan substantially in accordance with that timetable. Based on the foregoing, HQFM believes that all computer applications (including those of its suppliers and vendors) that are material to its business and operations applicable to this Agreement will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"). HQFM shall obtain a similar representation from any investment sub-adviser or service provider to whom it delegates any duties under this Agreement.

9. Limitation of Liability. HQFM will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of HQFM in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding the foregoing, the Trust does not waive any right it may have at common law or under the federal or state securities laws.

10. Duration and Termination. This Agreement will become effective as of the date first set forth above.

This Agreement will remain in effect for two years and thereafter continue for successive one year periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of such parties, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of the Trustees or by the vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, on sixty days' written notice by the Trust (by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Fund) or by HQFM. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms in the 1940 Act.)

11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of California.

The names "Hambrecht & Quist Fund Trust" and
"Trustees of Hambrecht & Quist Fund Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, to which reference is hereby made. The obligations of the Trust entered into in the name or on behalf thereof by any of its Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, representatives, agents or shareholders of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

HAMBRECHT & QUIST FUND TRUST

By:______________________________
Name:   David R. Krimm
Title:  President


HAMBRECHT & QUIST FUND
MANAGEMENT, LLC

By:______________________________
Name:   David R. Krimm
Title:  President




                       INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT made as of December 8, 1999 between HAMBRECHT & QUIST FUND MANAGEMENT, LLC, a California limited liability company and registered investment adviser
("HQFM"), and SYMPHONY ASSET MANAGEMENT, LLC, a California limited liability company and registered investment adviser
("Symphony").

WHEREAS, HQFM is the investment adviser for Hambrecht & Quist Fund Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended, (the "1940
Act"); and

WHEREAS, HQFM desires to retain Symphony as HQFM's agent to furnish investment sub-advisory services to the H&Q
IPO & Emerging Company Fund, a series of the Trust (the
"Fund");

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment. HQFM hereby appoints Symphony to provide investment sub-advisory services to the Fund for the period and on the terms set forth in this Agreement.
Symphony accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. Delivery of Documents.  HQFM has furnished
Symphony with copies properly certified or authenticated of each of the following:

a. the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the State of Delaware on June 7, 1999, and all amendments thereto or restatements thereof (such Agreement and Declaration of Trust, as presently in effect and as it shall from time to time be amended or restated, herein called the "Declaration of Trust");

b. the Trust's By-Laws and amendments thereto
(the "By-Laws");

c. resolutions of the Trust's Trustees (the
"Trustees") authorizing the appointment of Symphony and approving this Agreement;

d. the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") on June 11, 1999, and all amendments thereto;

e. the Trust's Registration Statement on Form
N-1A under the Securities Act of 1933, as amended ("1933
Act") (File No. 333-80473) and under the 1940 Act (File No.
811-09383), as filed with the SEC on June 11, 1999 and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund; and

f. the Trust's most recent prospectuses and statement of additional information for the Fund (such prospectuses and statement of additional information, as presently in effect, and all amendments and supplements thereto, herein collectively called the "Prospectus").
HQFM will furnish Symphony from time to time with copies of all amendments of or supplements to the foregoing.

3. Services. Subject to the supervision of the Trustees and HQFM, Symphony will furnish an investment program in respect of the Fund, determine what securities and other investments will be purchased, retained or sold by the Fund, and place orders for the purchase and sale of these investments; furnish statistical and research data; help prepare filings and reports for the Fund; and generally assist HQFM and the Fund's other service providers in all aspects of the administration of the Fund.

Symphony will utilize quantitative techniques, proprietary software models and real-time databases (collectively, "quantitative models") in the performance of the services to be provided under this Agreement. Symphony represents and warrants that it maintains the full right and authority to use these quantitative models in connection with the investment management of the Fund. Symphony further covenants that it will not take any action, or fail to take any action, including entering into any third party arrangement, that would restrict its use of the quantitative models in connection with the investment management of the Fund. Notwithstanding the provisions of Sections 9 and 10 hereto, Symphony agrees to indemnify and hold HQFM and its affiliates and the Trust harmless from any and all damages, liabilities, costs and expenses, including attorneys' fees, resulting from a breach of the above representation, warranty and covenant.

Symphony further agrees that it:

a. will monitor the Fund's investments and comply with the provisions of the Declaration of Trust, the By-Laws and the Fund's stated investment objectives, policies and restrictions, as they may be amended from time to time;

b. will comply with all applicable federal and state statutes, rules and regulations pertaining to its services under this Agreement;

c. will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with an underwriter, market maker, or broker or dealer. In placing orders with brokers and dealers, Symphony will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price ordered by two or more brokers are comparable, Symphony may, in its discretion, purchase or sell portfolio securities through brokers who provide Symphony with research advice and other services. In no instance will portfolio securities be purchased or sold through, from or to HQFM or Symphony, or any affiliated person of the Trust, HQFM or Symphony, except as may be permitted under the 1940 Act;

d. will treat confidentially and as proprietary information of the Trust and HQFM and its affiliates all records and other information relative to the Trust and HQFM and its affiliates, as applicable, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, or HQFM and its affiliates, as applicable, which approval shall not be unreasonably withheld and may not be withheld where Symphony (i) may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) is requested to divulge such information by duly constituted authorities, or (iii) is so requested by the Trust, or HQFM and affiliates, as applicable;

e. will not make loans to any person to
purchase or carry units of beneficial interest in the Trust or make loans to the Trust;

f. will direct its personnel, when making investment recommendations for the Trust, not to inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's accounts are customers of HQFM, Symphony or their affiliates. In dealing with such customers, Symphony and its affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust;

g. will provide regular written reports to HQFM and to the Trustees (including, without limitation, reports on the general investment strategy of the Fund, the performance of the Fund in relation to standard industry indices and general conditions affecting the equity markets), will make appropriate persons available for the purpose of reviewing such reports with representatives of HQFM and the Trustees on a regular basis at reasonable times, and will provide various other written and oral reports from time to time as requested by HQFM or the Trustees;

h. will vote proxies received by it in
connection with securities held by the Fund consistent with its fiduciary duties hereunder;

i. will act upon instructions from HQFM not inconsistent with its fiduciary duties hereunder, provided that HQFM shall have no authority to direct the manner in which the Fund's assets are invested;

j. will not use the name of the Trust, the Fund, HQFM or their affiliates in any prospectus, advertisement, sales literature or other communication to the public, except (i) in a general listing of its clients,
(ii) as may be required by law or (iii) as may be agreed to in writing by HQFM, which agreement shall not be unreasonably withheld;

k. will promptly notify HQFM in writing of the occurrence of any event which could have a material impact on the performance of Symphony's obligations hereunder, including without limitation:

(1) an event which could disqualify it from serving as an investment adviser of a registered investment company;

(2) a change in control, as defined in the 1940 Act;

(3) a change in the portfolio manager of the Fund; or

(4) any pending or threatened audit,
investigation, complaint, examination or other inquiry relating to the Fund conducted by any state or federal regulatory authority;

l. will maintain, with an insurer reasonably acceptable to HQFM, professional liability insurance in amounts reasonably acceptable to HQFM; and
m. will adopt and maintain a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act.

4. Books and Records. Symphony agrees to maintain and preserve all accounts, books and records required under the 1940 Act and the Investment Advisers Act of 1940 and rules thereunder with respect to Symphony's duties hereunder. Symphony understands and agrees that all records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request.

5. Expenses. During the term of this Agreement, Symphony will pay all expenses incurred by it in connection with its activities under this Agreement, including, without limitation, the cost of the quantitative models and all compensation of any person employed by or associated with Symphony to assist in the performance of Symphony's duties under this Agreement, whether or not such person is also an officer or employee of the Trust.

6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, HQFM will pay Symphony, and Symphony will accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly in arrears, of thirty-five one hundredths of one percent (0.35%) of the Fund's average daily net assets not in excess of $100 million, and three hundred seventy-five thousandths of one percent (0.375%) of the Fund's average daily net assets thereafter. From time to time, Symphony may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement. In the event that HQFM waives any portion of its advisory fee to satisfy any expense guarantee (as set forth in the Fund's then current registration statement), Symphony shall waive a pro rata portion of its advisory fee from HQFM, subject to receiving a minimum fee of twenty one hundredths of one percent (0.20%) of the Fund's average daily net assets.

7. Services to Others.  HQFM understands that
Symphony may act as an investment adviser, sub-investment adviser, and/or administrator to other accounts, including other investment companies. HQFM has no objection to Symphony's acting in such capacities, provided that whenever the Trust and one or more other investment accounts advised by Symphony have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Symphony to be equitable to each account. HQFM recognizes that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. In addition, HQFM understands that persons employed by Symphony to assist in Symphony's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Symphony or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8. Year 2000 Compliance.  Symphony has
(i) initiated a review and assessment of all areas within its business and operations (including those affected by its suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Symphony (or its suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, Symphony represents that, to the best of its knowledge, all computer applications (including those of its suppliers, vendors and customers) that are material to its business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant").

9. Limitation of Liability.  Except as provided in
Section 3, Symphony will not be liable for any error of judgment or mistake of law or for any loss suffered by HQFM or the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of Symphony in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.
Notwithstanding the foregoing, neither HQFM nor the Trust waives any right it may have at common law or under the federal or state securities laws.

10. Indemnification. HQFM and Symphony each agree to indemnify the other and their respective affiliates against any claim against or loss or liability to such other party (including reasonable attorneys' fees) arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard.

11. Duration and Termination. This Agreement will become effective as of the date first set forth above.
This Agreement will remain in effect for two years and thereafter continue for successive one year periods, provided such continuation is specifically approved at least annually (a) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of such parties, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of the Trustees or by the vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, on sixty days' written notice by the Trust (by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Fund), by HQFM or by Symphony. This Agreement will immediately terminate in the event of its assignment, except as permitted under the 1940 Act. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" have the same meaning as such terms in the 1940 Act.)

12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13. Notices. Any notice, demand, request or other communication which is required, called for or contemplated to be given or made hereunder shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery at the following address:

To:	HQFM
One Bush Street
San Francisco, CA 94115
Attention: Steven N. Machtinger, Esq.
Facsimile No.: (415) 439-3638

To:	Symphony
555 California Street
San Francisco, CA 94104
Attention: Neil L. Rudolph
Facsimile No.: (415) 676-2480


14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of California.

The name "Hambrecht & Quist Fund Trust" and the
"Trustees of Hambrecht & Quist Fund Trust" refer respectively to the Trust created, and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, to which reference is hereby made. The obligations of the Trust entered into in the name or on behalf thereof by any of its Trustees, officers, representatives or agents are made not individually, but only in such capacities, and are not binding upon any of the Trustees, officers, representatives, agents or shareholders of the Trust personally, but bind only the assets of the Trust, and persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

HAMBRECHT & QUIST FUND
MANAGEMENT, LLC

By:________________________________
Name:   David R. Krimm
Title:  President


SYMPHONY ASSET MANAGEMENT, LLC

By:________________________________
Name:   Neil L. Rudolph
Title:  Chief Operating Officer